Exhibit 3.1

NEITHER THIS PURCHASE WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS PURCHASE WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

For the Purchase of 900 Shares of Series B Convertible Preferred Stock
of
Newsmax Inc.

1. Purchase Warrant. THIS CERTIFIES THAT, for value received, Digital Offering LLC (the “Holder” or “Digital Offering”) is being issued this Purchase Warrant on February 27, 2025 and, as registered owner of this Purchase Warrant, is entitled, upon the terms and conditions hereinafter set forth, at any time on or after February 27, 2025 (the “Effective Date”), and on or before 5:00 p.m. Eastern Time on February 27, 2028 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive from Newsmax Inc., a Florida corporation (the “Company”), in whole or in part, up to 900 shares of Series B Convertible Preferred Stock of the Company, $0.001 par value per share (the “Shares”), subject to adjustments (including with respect to the type of shares that this Purchase Warrant is exercisable for) as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period from the Effective Date until the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $5,000 per Share; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as specified therein. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased, payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby have not been exercised at or before 5:00 p.m. Eastern Time on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. Each exercise hereof shall be irrevocable.

2.2 Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto as Exhibit A, in which event the Company will issue to Holder Shares in accordance with the following formula:

X	=	Y(A – B)
A

Where:

X = The number of Shares to be issued to Holder;

Y = The number of Shares for which the Purchase Warrant is being exercised;

A = The fair market value of one Share; and

B = The Exercise Price.

For purposes of this Section 2.2, fair market value means, for any date, such price as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company; provided, that in the event of any reclassification, conversion or reorganization of the outstanding Shares in accordance with Section 6.1.3 into shares of common stock of the Company (the “Common Stock”), and such shares of Common Stock are then listed or quoted on a national securities exchange, the fair market value shall be deemed to be (i) the closing price of the Common Stock on the Trading Day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 2.1 hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2.1 hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, or (ii) the closing price of the Common Stock on the date of the applicable exercise notice if the date of such exercise notice is a Trading Day and such exercise notice is both executed and delivered pursuant to Section 2.1 hereof after the close of “regular trading hours” on such Trading Day. “Trading Day” means a day on which the Common Stock is traded on a Trading Market. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

2.3 Legend. Each certificate for the securities issued pursuant to this Purchase Warrant shall bear a legend substantially in the form as set forth below unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or an exemption from registration under the Act is available therefore:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Effective Date: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) Digital Offering or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) a bona fide officer, partner or registered representative of Digital Offering or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Corporate Financing Rule 5110(e)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). One hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Trading Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such Shares as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) if required by applicable law, the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, or (ii) a registration statement or offering circular relating to the offer and sale of such securities has been filed by the Company and declared effective or qualified, respectively, by the U.S. Securities and Exchange Commission (the ”Commission”) and compliance with applicable state securities law has been established.

3.3 The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Purchase Warrant and, upon any exercise hereof, will acquire the Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, except pursuant to sales registered or exempted under the Act.

4. Piggyback Offering Rights.

4.1 Grant of Right. In the event that there is not a qualified registration statement or offering circular covering the Purchase Warrant or the underlying Shares, whenever the Company proposes to register or qualify any of the Shares or its shares of Common Stock under the Act after the date hereof (other than (i) a registration effected solely to implement an employee benefit plan or any dividend or distribution reinvestment or similar plan or relating to a registration or qualification solely for the sale of debt or convertible debt instruments or a transaction to which Rule 145 of the Act is applicable, (ii) a registration statement or offering circular on Form S-4, S-8 or any successor form thereto or another form not available for registering the Shares issuable upon exercise of this Purchase Warrant for sale to the public, whether for its own account or for the account of one or more shareholders of the Company and (iii) a “universal” shelf registration statement on Form S-3 or any successor form thereto) (a “Piggyback Offering”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration statement or offering circular) to Holder of the Company’s intention to effect such a registration or qualification and, subject to the remaining provisions of this Section 4.1, shall include in such registration or qualification such number of Shares underlying this Purchase Warrant (the “Registrable Securities”) that Holder and any other holder of this duly transferred Purchase Warrant pursuant to Section 3 or other holders of interests in or represented by this Purchase Warrant as otherwise permitted by this Purchase Warrant (collectively, the “Holders”) have (within ten (10) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number of Shares) to be included within such registration or qualification. If a Piggyback Offering is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of capital stock to be included in such registration, including all Shares issuable upon exercise of this Purchase Warrant (if Holder has elected to include such Shares in such Piggyback Offering) and all other shares of capital stock proposed to be included in such underwritten offering, the Company shall include in such registration or qualification (i) first, the number of shares of capital stock that the Company proposes to issue and sell pursuant to such underwritten offering and (ii) second, the number of Shares, if any, requested to be included therein by selling shareholders (including Holder) allocated pro rata among all such persons on the basis of the number of Shares then owned by each such person. If any Piggyback Offering is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the third anniversary of the Effective Date and (ii) the date that Holder is permitted to sell its Registrable Securities (assuming a cashless exercise of this Purchase Warrant) pursuant to Rule 144 under the Act, and shall not be applicable so long as the Company’s registration statement or offering circular covering the Registrable Securities remains effective or qualified, as applicable, at such time. The duration of the Piggyback Offering right shall not exceed seven years from the date of issuance of this Purchase Warrant. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York are generally open for use by customers on such day.

4.2 Exercise of Purchase Warrant. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder to exercise its Purchase Warrant prior to or after the initial filing of any registration statement or offering circular or the effectiveness or qualification thereof, respectively.

4.3 Underwriting Agreement. The Holders shall be parties to any Underwriting Agreement relating to a Piggyback Offering. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and the amount and nature of their ownership thereof and their intended methods of distribution.

4.4 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the offerings contemplated by this Purchase Warrant shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders and such other information as may be requested by the Company.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise form attached hereto as Exhibit A or assignment form attached hereto as Exhibit B and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, determined in the sole discretion of the Company, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and/or Number or Type of Securities. The Exercise Price and the number and type of shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Securities upon Reorganization, etc.

(a) In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation or merger of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1 and 6.1.2 and this Section 6.1.3.

(b) Upon the conversion of all of the outstanding shares of Series B Convertible Preferred Stock of the Company (“Stock Conversion”), this Warrant will no longer be exercisable for Shares and instead will become exercisable for shares of Class B Common Stock of the Company; provided, that (i) the number of shares of Class B Common Stock (or fraction thereof) to be issued upon the exercise of this Purchase Warrant will be determined based on the terms and conditions governing the conversion of shares of Series B Convertible Preferred Stock set forth in the Certificate of Designation of the Series B Convertible Preferred Stock (as amended, restated or otherwise modified from time to time), assuming for purposes of such calculation that this Purchase Warrant was exercised immediately prior to the Stock Conversion, and (ii) the aggregate Exercise Price of this Purchase Warrant will remain unchanged. It is acknowledged and agreed that, if following or simultaneously with the Stock Conversion, the shares of Class B Common Stock become subject to any reclassification or reorganization, then the shares to be issued upon the exercise of this Purchase Warrant will be subject to the adjustments set forth in this Section 6.

(c) The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in this Purchase Warrant. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the issuance date thereof or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation or merger of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation or merger which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation or merger, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Certain Notice Requirements.

7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall deliver to the Holder a copy of each notice relating to such events given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor.

7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, mailed by express mail or private courier service or delivered by electronic mail: (i) if to the Holder, to the following address or to such other address as the Holder may designate by notice to the Company (or, if to any other registered Holder of the Purchase Warrant in accordance herewith, to the address of such Holder as shown on the books of the Company), or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

If to the Holder:

Digital Offering, LLC

1461 Glenneyre Street, Suite D

Laguna Beach, CA 92651

Attention: Gordon McBean

Email: gmcbean@digitaloffering.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue NW, Suite 500

Washington, DC 20036

Attention: Louis Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

If to the Company:

Newsmax Inc.

750 Park of Commerce Drive, Suite 100

Boca Raton, Florida 33487

Attention: Chief Executive Officer

Email: ruddy@newsmax.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attention: Ariel Yehezkel, Esq.

Email: ayehezkel@sheppardmullin.com

8. Miscellaneous.

8.1 Amendments. The Company and Digital Offering may from time to time, by written instrument executed by the Company and Digital Offering, supplement or amend this Purchase Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Digital Offering may deem necessary or desirable.

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon the Holder and the Company and their permitted assignees and respective successors and legal representatives, and no other person or entity shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws principles thereof. Each of the Holder, by its acceptance hereof, and the Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant, shall be brought and enforced in the federal courts of the United States or the courts of the State of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Holder, by its acceptance hereof, and the Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Holder or the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to the Holder or the Company, as applicable, at the address set forth in Section 7.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Holder or the Company, as applicable, in any action, proceeding or claim. Each of the Holder, by its acceptance hereof, and the Company hereby agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Holder, by its acceptance hereof, hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

8.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the 27th day of February, 2025.

Newsmax Inc.

By:	/s/ Darryle Burnham
Name:	Darryle Burnham
Title:	Chief Financial Officer

[Signature Page to Purchase Warrant]

Exhibit A

[Form to be used to exercise Purchase Warrant]

Date: __________, 20_____

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Shares”), of Newsmax Inc., a Florida corporation (the “Company”), and hereby makes payment of $ _____ (at the rate of $5,000 per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares of the Company under the Purchase Warrant into ______ Shares, as determined in accordance with the following formula:

X	=	Y(A – B)
A

Where:

X = The number of Shares to be issued to Holder;

Y = The number of Shares for which the Purchase Warrant is being exercised;

A= The fair market value of one Share, which is equal to $______; and

B= The Exercise Price which is equal to $5,000 per share.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is converted in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Exhibit B

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto __________________ the right to purchase shares of Series B Convertible Preferred Stock, $0.001 par value per share, of Newsmax Inc., a Florida corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20___

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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